Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2022 Financial Results

Select Second Quarter 2022 Financial Highlights

•
Net income of $20.3 million, or $0.54 per diluted share
•
Net interest income of $61.6 million and $14.2 million of non-interest income
•
Total revenue1 of $75.8 million
•
Net interest margin of 3.76%
•
Return on average assets of 1.17%
•
Efficiency ratio of 55.29%
•
Non-interest bearing deposits totaled 40.5% of total deposits
•
Originated loans and leases increased $425.1 million, loan and lease production, net of loan sales of $443.0 million
•
Common Equity Tier 1 to risk weighted assets of 10.26%

Chicago, IL, July 28, 2022 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $20.3 million, or $0.54 per diluted share, for the second quarter of 2022, compared with net income of $22.3 million, or $0.58 per diluted share, for the first quarter of 2022, and net income of $28.5 million, or $0.73 per diluted share, for the second quarter 2021.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “We are pleased with our second quarter results as our team continued to move with agility and execute well in a highly dynamic environment. We continued to experience healthy growth in our loan and lease portfolio as we eclipsed $5.0 billion in loans and leases and surpassed $7.0 billion total assets. I want to thank our employees for their hard work and unwavering dedication to our business.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “Our second quarter results reflect the strength and durability of our business model as we posted strong growth in net interest income. Loan and lease growth exceeded our expectations with annualized growth of 34.2%, excluding PPP loans. Credit quality remains solid, and we continue to manage our operating expenses prudently. As we head into the second half of the year we face an uncertain economic environment. However, we believe we are well positioned for the range of possible outcomes given our strong liquidity and capital ratios, our diversified business mix, and our well-established risk management track record.”

Board Declares Cash Dividend of $0.09 per Share

On July 26, 2022, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on August 23, 2022, to stockholders of record of the Company's common stock as of August 9, 2022.

Company Completes Branch Consolidations

The Company continued to execute on its previously announced strategic efforts to optimize its branch network by consolidating six branches during the second quarter 2022, which resulted in a one-time charge of $267,000 during the quarter. These consolidations conclude the Company’s branch consolidation and real estate reduction strategic efforts announced on December 10, 2021.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$66,034	$74	0.45%	$74,822	$29	0.16%	$75,382	$28	0.15%
Loans and leases(1)	5,009,077	59,674	4.78%	4,670,070	55,426	4.81%	4,491,197	54,324	4.85%
Taxable securities	1,330,200	5,904	1.78%	1,339,345	5,475	1.66%	1,477,070	5,947	1.62%
Tax-exempt securities(2)	168,567	1,131	2.69%	169,652	1,124	2.69%	187,967	1,281	2.73%
Total interest-earning assets	$6,573,878	$66,783	4.07%	$6,253,889	$62,054	4.02%	$6,231,616	$61,580	3.96%
Allowance for loan and lease losses	(59,883)			(55,885)			(65,848)
All other assets	461,730			507,982			554,724
TOTAL ASSETS	$6,975,725			$6,705,986			$6,720,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$615,831	$415	0.27%	$579,297	$178	0.12%	$626,886	$220	0.14%
Money market accounts	1,307,320	1,194	0.37%	1,255,431	474	0.15%	1,052,223	279	0.11%
Savings	664,954	83	0.05%	649,269	76	0.05%	607,035	72	0.05%
Time deposits	627,199	436	0.28%	662,080	359	0.22%	717,795	487	0.27%
Total interest-bearing deposits	3,215,304	2,128	0.27%	3,146,077	1,087	0.14%	3,003,939	1,058	0.14%
Other borrowings	497,082	1,083	0.87%	290,545	395	0.55%	642,586	482	0.30%
Federal funds purchased	2,527	14	2.32%	—	—	0.00%	—	—	0.00%
Subordinated notes and debentures	110,649	1,694	6.14%	110,490	1,600	5.87%	110,030	1,597	5.82%
Total borrowings	610,258	2,791	1.83%	401,035	1,995	2.02%	752,616	2,079	1.11%
Total interest-bearing liabilities	$3,825,562	$4,919	0.52%	$3,547,112	$3,082	0.35%	$3,756,555	$3,137	0.33%
Non-interest-bearing demand deposits	2,265,426			2,248,035			2,085,358
Other liabilities	104,085			78,678			68,089
Total stockholders’ equity	780,652			832,161			810,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,975,725			$6,705,986			$6,720,492
Net interest spread(3)			3.55%			3.67%			3.63%
Net interest income, fully taxable equivalent		$61,864			$58,972			$58,443
Net interest margin, fully taxable equivalent(2)(4)			3.77%			3.82%			3.76%
Tax-equivalent adjustment		(237)	0.01%		(236)	0.01%		(269)	0.02%
Net interest income		$61,627			$58,736			$58,174
Net interest margin(4)			3.76%			3.81%			3.74%

Net loan accretion impact on margin		$1,383	0.08%		$1,476	0.10%		$1,395	0.09%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				June 30, 2022
	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2022	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$59,674	$55,426	$54,324	7.7%	9.8%
Interest on securities	6,264	6,155	6,359	1.8%	(1.5)%
Other interest and dividend income	608	237	628	157.2%	(3.3)%
Total interest and dividend income	66,546	61,818	61,311	7.6%	8.5%
INTEREST EXPENSE
Deposits	2,128	1,087	1,058	95.8%	101.2%
Other borrowings	1,097	395	482	178.0%	128.0%
Subordinated notes and debentures	1,694	1,600	1,597	5.9%	6.0%
Total interest expense	4,919	3,082	3,137	59.6%	56.8%
Net interest income	$61,627	$58,736	$58,174	4.9%	5.9%

Net interest income for the second quarter of 2022 was $61.6 million, an increase of $2.9 million, or 4.9%, from the first quarter of 2022.

The increase in net interest income was primarily due to:

•
An increase of $4.2 million in interest income on loans and leases, primarily due to loan and lease growth.

Partially offset by:

•
An increase of $1.0 million in interest expense on deposits due to the rising interest rate environment.

Tax-equivalent net interest margin for the second quarter of 2022 was 3.77%, a decrease of five basis points compared to the first quarter of 2022. Total net accretion income on acquired loans contributed eight basis points to the net interest margin for the second quarter of 2022 compared to 10 basis points for the first quarter of 2022, a decrease of two basis points. PPP loan interest income and net fee income combined, contributed $746,000 to net interest income for the second quarter of 2022 compared to $2.7 million for the first quarter of 2022, a decrease of $1.9 million.

The average cost of total deposits was 0.16% for the second quarter of 2022, an increase of eight basis points compared to the first quarter of 2022. Average non-interest-bearing demand deposits were 41.3% of average total deposits for the second quarter of 2022 compared to 41.7% during the first quarter of 2022.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $5.9 million for the second quarter of 2022, an increase of $913,000 compared to $5.0 million for the first quarter of 2022. The increase in provision during the second quarter of 2022 was mainly driven by changes to qualitative factors surrounding macroeconomic environment and rising interest rates, as well as growth in the loan and lease portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

				June 30, 2022
	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST INCOME
Fees and service charges on deposits	$2,059	$1,884	$1,768	9.2%	16.4%
Loan servicing revenue	3,384	3,380	3,188	0.1%	6.1%
Loan servicing asset revaluation	(4,636)	(1,231)	7	NM	NM
ATM and interchange fees	1,131	1,049	1,044	7.9%	8.4%
Net realized gains (losses) on securities available-for-sale	52	—	(136)	NM	NM
Change in fair value of equity securities, net	(697)	(35)	517	NM	NM
Net gains on sales of loans	9,983	10,827	12,270	(7.8)%	(18.6)%
Wealth management and trust income	900	1,048	722	(14.2)%	24.5%
Other non-interest income	1,985	2,504	1,622	(20.7)%	22.4%
Total non-interest income	$14,161	$19,426	$21,002	(27.1)%	(32.6)%

Non-interest income for the second quarter of 2022 was $14.2 million, a decrease of $5.3 million or 27.1%, compared to $19.4 million for the first quarter of 2022

The decrease in total non-interest income was primarily due to:

•
An increase of $3.4 million in loan servicing asset revaluation charges due to higher downward asset revaluation adjustment resulting from unfavorable fair value adjustments due to increased discount rates; and
•
A decrease of $844,000 in net gains on sales of loans due to lower premiums on government guaranteed loan sales.

During the second quarter of 2022, we sold $118.5 million of U.S. government guaranteed loans compared to $102.3 million during the first quarter of 2022.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

				June 30, 2022
	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST EXPENSE
Salaries and employee benefits	$27,697	$28,959	$24,588	(4.4)%	12.6%
Occupancy and equipment expense, net	4,409	5,128	4,856	(14.0)%	(9.2)%
Impairment charge on assets held for sale	—	—	1,943	NM	NM
Loan and lease related expenses	942	(891)	1,503	NM	(37.4)%
Legal, audit and other professional fees	1,820	2,600	2,898	(30.0)%	(37.2)%
Data processing	3,396	3,186	2,847	6.6%	19.3%
Net loss recognized on other real estate owned and other related expenses	158	54	389	189.5%	(59.4)%
Other intangible assets amortization expense	1,868	1,596	1,848	17.0%	1.1%
Other non-interest expense	3,483	3,923	2,109	(11.1)%	65.1%
Total non-interest expense	$43,773	$44,555	$42,981	(1.8)%	1.8%

Non-interest expense for the second quarter of 2022 was $43.8 million, a decrease of $782,000, or 1.8%, from $44.6 million for the first quarter of 2022.

Byline Bancorp, Inc.

The decrease in total non-interest expense was primarily due to:

•
A decrease of $1.3 million in salaries and employee benefits primarily due to lower payroll taxes and higher deferred salary costs related to loan and lease originations; and
•
A decrease of $780,000 in legal, audit and other professional fees due to higher reimbursements of legal fees; and
•
A decrease of $719,000 in occupancy and equipment expense due to the net effects of our branch consolidation and real estate strategy.

Partially offset by:

•
An increase of $1.8 million in loan and lease related expenses due to second quarter loan and lease growth and recapture of government guaranteed loan expenses during the first quarter of 2022.

Our efficiency ratio was 55.29% for the second quarter of 2022 compared to 54.96% for the first quarter of 2022.

INCOME TAXES

We recorded income tax expense of $5.8 million during the second quarter of 2022, compared to $6.3 million during the first quarter of 2022. The effective tax rate was 22.3% and 22.0% for the second quarter of 2022 and first quarter of 2022, respectively. The effective tax rate is a result of tax benefits related to share-based compensation.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $7.1 billion at June 30, 2022, an increase of $297.1 million compared to $6.8 billion at March 31, 2022.

The current quarter increase was primarily due to:

•
An increase in net loans and leases of $376.0 million primarily due to growth in originated commercial real estate and commercial and industrial loans.

Partially offset by:

•
A decrease in securities available-for-sale of $96.2 million primarily due to changes in market values.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	June 30, 2022		March 31, 2022		June 30, 2021
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,672,438	32.4%	$1,527,920	31.9%	$1,156,824	25.9%
Residential real estate	401,095	7.7%	399,638	8.3%	389,758	8.7%
Construction, land development, and other land	434,132	8.4%	351,519	7.3%	271,710	6.1%
Commercial and industrial	1,861,582	36.0%	1,698,025	35.5%	1,350,471	30.2%
Paycheck Protection Program	10,391	0.2%	36,260	0.8%	476,282	10.7%
Installment and other	926	0.0%	945	0.0%	982	0.0%
Leasing financing receivables	438,379	8.5%	379,527	7.9%	267,300	6.0%
Total originated loans and leases	$4,818,943	93.2%	$4,393,834	91.7%	$3,913,327	87.6%
Acquired impaired loans
Commercial real estate	$60,075	1.2%	$67,092	1.4%	$91,313	2.0%
Residential real estate	39,902	0.8%	47,347	1.0%	67,401	1.5%
Construction, land development, and other land	1,184	0.0%	1,357	0.0%	2,008	0.0%
Commercial and industrial	3,232	0.1%	3,792	0.1%	7,444	0.2%
Installment and other	157	0.0%	163	0.0%	180	0.0%
Total acquired impaired loans	$104,550	2.1%	$119,751	2.5%	$168,346	3.7%
Acquired non-impaired loans and leases
Commercial real estate	$167,425	3.2%	$184,353	3.8%	$254,739	5.6%
Residential real estate	40,174	0.8%	47,735	1.0%	65,119	1.5%
Construction, land development, and other land	191	0.0%	196	0.1%	208	0.0%
Commercial and industrial	32,569	0.6%	37,794	0.8%	58,320	1.3%
Installment and other	227	0.0%	248	0.0%	311	0.0%
Leasing financing receivables	3,992	0.1%	5,157	0.1%	9,087	0.3%
Total acquired non-impaired loans and leases	$244,578	4.7%	$275,483	5.8%	$387,784	8.7%
Total loans and leases	$5,168,071	100.0%	$4,789,068	100.0%	$4,469,457	100.0%
Allowance for loan and lease losses	(62,436)		(59,458)		(61,719)
Total loans and leases, net of allowance for loan and lease losses	$5,105,635		$4,729,610		$4,407,738

PPP loans outstanding were $10.4 million as of June 30, 2022, compared with $36.3 million as of March 31, 2022. The decreased was as a result of forgiveness of PPP loans. Forgiveness for the second quarter 2022 was $25.9 million compared to $73.7 million for the first quarter of 2022. As of June 30, 2022, 115 PPP loans remain outstanding, and more than 97% of PPP loan balances have been forgiven.

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				June 30, 2022
				Change from
(dollars in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2021
Non-performing assets:
Non-accrual loans and leases	$33,944	$20,277	$35,514	67.4%	(4.4)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$33,944	$20,277	$35,514	67.4%	(4.4)%
Other real estate owned	4,749	2,221	4,417	113.8%	7.5%
Total non-performing assets	$38,693	$22,498	$39,931	72.0%	(3.1)%
Accruing troubled debt restructured loans (1)	$1,358	$1,456	$2,395	(6.7)%	(43.3)%
Total non-performing loans and leases as a percentage of total loans and leases	0.66%	0.42%	0.79%
Total non-performing assets as a percentage of total assets	0.54%	0.33%	0.61%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	183.94%	293.23%	173.79%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$1,731	$1,832	$5,847	(5.5)%	(70.4)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$1,731	$1,832	$5,847	(5.5)%	(70.4)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.62%	0.39%	0.66%
Total non-performing assets not guaranteed as a percentage of total assets	0.52%	0.30%	0.52%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Variances in non-performing assets were:

•
Non-performing loans and leases were $33.9 million at June 30, 2022, an increase of $13.7 million from $20.3 million at March 31, 2022 primarily due to one conventional non-performing relationship.
•
Other real estate owned was $4.7 million at June 30, 2022, an increase of $2.5 million from $2.2 million at March 31, 2022, primarily due to the transfer of one property into other real estate owned.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	June 30,		March 31,		June 30,
(dollars in thousands)	2022		2022		2021
Allowance for loan and lease losses, beginning of period	$59,458		$55,012		$65,590
Provision/(recapture) for loan and lease losses	5,908		4,995		(1,969)
Net charge-offs of loans and leases	(2,930)		(549)		(1,902)
Allowance for loan and lease losses, end of period	$62,436		$59,458		$61,719

Allowance for loan and lease losses to period end total loans and leases held for investment	1.21%		1.24%		1.38%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.24%		0.05%		0.17%
Provision/(recapture) for loan and lease losses to net charge-offs during the period	2.02	x	9.09	x	(1.04)x

Byline Bancorp, Inc.

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased to 1.21% at June 30, 2022 compared to 1.24% at March 31, 2022, primarily due to growth in the loan and lease portfolio, as well as the change in the mix of the portfolio.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, otherwise known as "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. The Company anticipates adopting the standard on December 31, 2022. We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the second quarter of 2022 were $2.9 million, or 0.23% of average loans and leases, on an annualized basis, an increase of $2.4 million compared to $549,000, or 0.05% of average loans and leases, during the first quarter of 2022, and an increase of $1.0 million from $1.9 million or 0.17% of average loans and leases from the comparable period a year ago.

Net charge-offs for the second quarter of 2022 included $2.7 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the first quarter of 2022 and second quarter of 2021 included $362,000 and $1.6 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				June 30, 2022 Change from
(dollars in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2021
Non-interest-bearing demand deposits	$2,180,927	$2,281,612	$2,089,455	(4.4)%	4.4%
Interest-bearing checking accounts	535,856	596,497	653,558	(10.2)%	(18.0)%
Money market demand accounts	1,323,287	1,357,679	1,023,675	(2.5)%	29.3%
Other savings	669,164	659,218	613,136	1.5%	9.1%
Time deposits (below $250,000)	544,759	505,141	567,469	7.8%	(4.0)%
Time deposits ($250,000 and above)	134,384	129,955	144,902	3.4%	(7.3)%
Total deposits	$5,388,377	$5,530,102	$5,092,195	(2.6)%	5.8%

Total deposits decreased to $5.4 billion at June 30, 2022 compared to $5.5 billion at March 31, 2022. Non-interest-bearing deposits were 40.5% and 41.3% of total deposits at June 30, 2022 and March 31, 2022, respectively.

The decrease in the current quarter was primarily due to:

•
A decrease in non-interest-bearing deposits of $100.7 million, primarily due to decreases in commercial deposits; and
•
A decrease in interest-bearing checking accounts of $60.6 million, driven primarily by decreases in business accounts.

Partially offset by:

•
An increase in time deposits of $44.0 million, principally driven by an increase in brokered deposits.

Total borrowings and other liabilities were $978.2 million at June 30, 2022, an increase of $462.3 million from $515.9 million at March 31, 2022, primarily driven by a $370.0 million increase in FHLB advances and a $45.0 million increase in federal funds purchased.

Byline Bancorp, Inc.

Stockholders’ Equity

Total stockholders’ equity was $765.2 million at June 30, 2022, a decrease of $23.5 million from $788.7 million at March 31, 2022. The decrease was primarily due to an increase in accumulated other comprehensive loss, and the repurchase of shares of our common stock under the Company's stock repurchase program. These were offset by an increase to retained earnings.

Under its stock repurchase program, the Company repurchased an aggregate 232,000 shares of its common stock at an average price of $23.84 per share during the second quarter of 2022.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of June 30, 2022:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
June 30, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$853,822	13.09%	$521,687	8.00%	N/A	N/A
Bank	801,925	12.34%	519,994	8.00%	$649,992	10.00%
Tier 1 capital to risk weighted assets:
Company	$714,195	10.95%	$391,265	6.00%	N/A	N/A
Bank	$737,298	11.34%	389,995	6.00%	$519,994	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$669,195	10.26%	$293,449	4.50%	N/A	N/A
Bank	737,298	11.34%	292,496	4.50%	$422,495	6.50%
Tier 1 capital to average assets:
Company	$714,195	10.34%	$276,366	4.00%	N/A	N/A
Bank	737,298	10.68%	$276,159	4.00%	$345,199	5.00%
Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 29, 2022 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 761227. A recorded replay can be accessed through August 12, 2022 by dialing (866) 813-9403; passcode: 015913.

A slide presentation relating to our second quarter 2022 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.1 billion in assets and operates more than 30 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements

Byline Bancorp, Inc.

are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$58,844	$48,015	$35,247	$46,900	$50,558
Interest bearing deposits with other banks	83,057	105,564	122,684	95,978	52,138
Cash and cash equivalents	141,901	153,579	157,931	142,878	102,696
Equity and other securities, at fair value	7,860	10,677	10,578	10,299	10,575
Securities available-for-sale, at fair value	1,273,138	1,369,368	1,454,542	1,427,605	1,495,789
Securities held-to-maturity, at amortized cost	3,880	3,882	3,885	3,887	3,890
Restricted stock, at cost	30,002	13,977	22,002	15,927	11,927
Loans held for sale	17,284	39,520	64,460	48,372	25,046
Loans and leases:
Loans and leases	5,168,071	4,789,068	4,537,128	4,609,228	4,469,457
Allowance for loan and lease losses	(62,436)	(59,458)	(55,012)	(60,598)	(61,719)
Net loans and leases	5,105,635	4,729,610	4,482,116	4,548,630	4,407,738
Servicing assets, at fair value	22,155	24,497	23,744	23,597	24,683
Premises and equipment, net	60,773	62,281	62,548	76,995	80,482
Other real estate owned, net	4,749	2,221	2,112	3,033	4,417
Goodwill and other intangible assets, net	162,094	163,962	165,558	167,296	169,034
Bank-owned life insurance	81,100	80,604	80,039	60,992	60,628
Deferred tax assets, net	78,950	67,335	50,329	45,165	43,127
Accrued interest receivable and other assets	142,196	113,123	116,328	129,775	100,570
Total assets	$7,131,717	$6,834,636	$6,696,172	$6,704,451	$6,540,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,180,927	$2,281,612	$2,158,420	$2,117,749	$2,089,455
Interest-bearing deposits	3,207,450	3,248,490	2,996,627	3,040,529	3,002,740
Total deposits	5,388,377	5,530,102	5,155,047	5,158,278	5,092,195
Other borrowings	748,092	311,450	519,723	539,119	446,836
Subordinated notes, net	73,604	73,560	73,517	73,473	73,429
Junior subordinated debentures issued to capital trusts, net	37,123	37,011	36,906	36,796	36,682
Accrued expenses and other liabilities	119,360	93,842	74,597	72,367	74,387
Total liabilities	6,366,556	6,045,965	5,859,790	5,880,033	5,723,529
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	10,438	10,438	10,438
Common stock	388	388	387	386	385
Additional paid-in capital	595,938	595,006	593,753	592,192	590,422
Retained earnings	307,278	290,397	271,676	258,077	236,363
Treasury stock	(47,181)	(40,732)	(31,570)	(31,161)	(20,712)
Accumulated other comprehensive income (loss), net of tax	(91,262)	(56,388)	(8,302)	(5,514)	177
Total stockholders’ equity	765,161	788,671	836,382	824,418	817,073
Total liabilities and stockholders’ equity	$7,131,717	$6,834,636	$6,696,172	$6,704,451	$6,540,602

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
(dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share data)	2022	2022	2021	2021	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$59,674	$55,426	$58,570	$56,291	$54,324	$115,100	$108,132
Interest on securities	6,264	6,155	5,619	5,534	6,359	12,419	12,448
Other interest and dividend income	608	237	495	947	628	845	890
Total interest and dividend income	66,546	61,818	64,684	62,772	61,311	128,364	121,470
INTEREST EXPENSE
Deposits	2,128	1,087	1,037	986	1,058	3,215	2,479
Other borrowings	1,097	395	330	349	482	1,492	984
Subordinated notes and debentures	1,694	1,600	1,589	1,592	1,597	3,294	3,193
Total interest expense	4,919	3,082	2,956	2,927	3,137	8,001	6,656
Net interest income	61,627	58,736	61,728	59,845	58,174	120,363	114,814
PROVISION/(RECAPTURE) FOR LOAN AND LEASE LOSSES	5,908	4,995	(1,293)	352	(1,969)	10,903	2,398
Net interest income after provision/(recapture) for loan and lease losses	55,719	53,741	63,021	59,493	60,143	109,460	112,416
NON-INTEREST INCOME
Fees and service charges on deposits	2,059	1,884	1,955	1,867	1,768	3,943	3,432
Loan servicing revenue	3,384	3,380	3,392	3,344	3,188	6,764	5,957
Loan servicing asset revaluation	(4,636)	(1,231)	(2,510)	(2,650)	7	(5,867)	(1,498)
ATM and interchange fees	1,131	1,049	1,219	1,201	1,044	2,180	2,056
Net realized gains (losses) on securities available-for-sale	52	—	(21)	130	(136)	52	1,326
Change in fair value of equity securities, net	(697)	(35)	(98)	(275)	517	(732)	311
Net gains on sales of loans	9,983	10,827	12,924	12,761	12,270	20,810	20,589
Wealth management and trust income	900	1,048	764	815	722	1,948	1,490
Other non-interest income	1,985	2,504	1,389	1,302	1,622	4,489	3,081
Total non-interest income	14,161	19,426	19,014	18,495	21,002	33,587	36,744
NON-INTEREST EXPENSE
Salaries and employee benefits	27,697	28,959	28,850	25,978	24,588	56,656	46,394
Occupancy and equipment expense, net	4,409	5,128	4,995	4,982	4,856	9,537	10,635
Impairment charge on assets held for sale	—	—	8,351	1,434	1,943	—	2,547
Loan and lease related expenses	942	(891)	2,328	1,175	1,503	51	2,454
Legal, audit, and other professional fees	1,820	2,600	2,376	2,710	2,898	4,420	5,112
Data processing	3,396	3,186	3,070	3,108	2,847	6,582	5,602
Net loss recognized on other real estate owned and other related expenses	158	54	26	42	389	212	1,010
Other intangible assets amortization expense	1,868	1,596	1,738	1,738	1,848	3,464	3,597
Other non-interest expense	3,483	3,923	7,234	3,013	2,109	7,406	4,472
Total non-interest expense	43,773	44,555	58,968	44,180	42,981	88,328	81,823
INCOME BEFORE PROVISION FOR INCOME TAXES	26,107	28,612	23,067	33,808	38,164	54,719	67,337
PROVISION FOR INCOME TAXES	5,824	6,301	5,878	8,502	9,672	12,125	17,047
NET INCOME	20,283	22,311	17,189	25,306	28,492	42,594	50,290
Dividends on preferred shares	—	196	196	196	195	196	391
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$20,283	$22,115	$16,993	$25,110	$28,297	$42,398	$49,899
EARNINGS PER COMMON SHARE
Basic	$0.55	$0.60	$0.46	$0.68	$0.75	$1.14	$1.31
Diluted	$0.54	$0.58	$0.45	$0.66	$0.73	$1.12	$1.29

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
and per share data)	2022	2022	2021	2021	2021	2022	2021

Earnings per Common Share
Basic earnings per common share	$0.55	$0.60	$0.46	$0.68	$0.75	$1.14	$1.31
Diluted earnings per common share	$0.54	$0.58	$0.45	$0.66	$0.73	$1.12	$1.29
Adjusted diluted earnings per common share(2)(3)(4)	$0.54	$0.58	$0.69	$0.69	$0.77	$1.12	$1.34
Weighted average common shares outstanding (basic)	37,064,795	37,123,161	37,124,176	37,200,778	37,965,658	37,093,816	38,064,381
Weighted average common shares outstanding (diluted)	37,612,268	38,042,822	37,999,401	38,018,301	38,696,036	37,740,682	38,773,018
Common shares outstanding	37,669,102	37,811,582	37,713,903	37,690,087	38,094,972	37,669,102	38,094,972
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.06	$0.18	$0.12
Dividend payout ratio on common stock	16.67%	15.52%	20.00%	13.64%	8.22%	16.07%	9.30%
Tangible book value per common share(1)	$16.01	$16.52	$17.51	$17.16	$16.74	$16.01	$16.74
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.77%	3.82%	3.97%	3.92%	3.76%	3.80%	3.77%
Average cost of deposits	0.16%	0.08%	0.08%	0.08%	0.08%	0.12%	0.10%
Efficiency ratio(2)	55.29%	54.96%	70.88%	54.18%	51.95%	55.12%	51.61%
Adjusted efficiency ratio(1)(2)(3)	55.29%	54.96%	55.46%	52.35%	49.50%	55.12%	49.93%
Non-interest expense to average assets	2.52%	2.69%	3.49%	2.67%	2.57%	2.60%	2.48%
Adjusted non-interest expense to average assets(1)(3)	2.52%	2.69%	2.76%	2.58%	2.45%	2.60%	2.40%
Return on average stockholders' equity	10.42%	10.87%	8.13%	12.19%	14.10%	10.65%	12.54%
Adjusted return on average stockholders' equity(1)(3)(4)	10.42%	10.87%	12.42%	12.69%	14.80%	10.65%	13.01%
Return on average assets	1.17%	1.35%	1.02%	1.53%	1.70%	1.26%	1.52%
Adjusted return on average assets(1)(3)(4)	1.17%	1.35%	1.56%	1.59%	1.78%	1.26%	1.58%
Non-interest income to total revenues(1)	18.69%	24.85%	23.55%	23.61%	26.53%	21.82%	24.24%
Pre-tax pre-provision return on average assets(1)	1.84%	2.03%	1.29%	2.07%	2.16%	1.93%	2.11%
Adjusted pre-tax pre-provision return on average assets(1)(3)	1.84%	2.03%	2.03%	2.15%	2.28%	1.93%	2.19%
Return on average tangible common stockholders' equity(1)	14.06%	14.36%	10.94%	16.22%	18.87%	14.21%	16.88%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.06%	14.36%	16.38%	16.86%	19.77%	14.21%	17.48%
Non-interest-bearing deposits to total deposits	40.47%	41.26%	41.87%	41.06%	41.03%	40.47%	41.03%
Loans and leases held for sale and loans and lease held for investment to total deposits	96.23%	87.31%	89.26%	90.29%	88.26%	96.23%	88.26%
Deposits to total liabilities	84.64%	91.47%	87.97%	87.73%	88.97%	84.64%	88.97%
Deposits per branch	$141,799	$125,684	$117,160	$117,234	$115,732	$141,799	$115,732
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.66%	0.42%	0.51%	0.75%	0.79%	0.66%	0.79%
ALLL to total loans and leases held for investment, net before ALLL	1.21%	1.24%	1.21%	1.31%	1.38%	1.21%	1.38%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.24%	0.05%	0.37%	0.13%	0.17%	0.15%	0.32%
Acquisition accounting adjustments(4)	$3,050	$3,364	$4,769	$6,327	$9,393	$3,050	$9,393
Capital Ratios
Common equity to total assets	10.73%	11.54%	12.33%	12.14%	12.33%	10.73%	12.33%
Tangible common equity to tangible assets(1)	8.65%	9.36%	10.11%	9.89%	10.01%	8.65%	10.01%
Leverage ratio	10.34%	10.70%	10.89%	11.21%	10.82%	10.34%	10.82%
Common equity tier 1 capital ratio	10.26%	10.75%	11.39%	11.32%	11.97%	10.26%	11.97%
Tier 1 capital ratio	10.95%	11.49%	12.37%	12.32%	13.05%	10.95%	13.05%
Total capital ratio	13.09%	13.72%	14.70%	14.78%	15.74%	13.09%	15.74%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$70,404	$103	0.29%	$65,484	$56	0.17%
Loans and leases(1)	4,840,510	115,100	4.80%	4,461,884	108,132	4.89%
Taxable securities	1,334,747	11,379	1.72%	1,453,976	11,326	1.57%
Tax-exempt securities(2)	169,107	2,255	2.69%	183,689	2,475	2.72%
Total interest-earning assets	$6,414,768	$128,837	4.05%	$6,165,033	$121,989	3.99%
Allowance for loan and lease losses	(57,895)			(66,415)
All other assets	484,728			555,877
TOTAL ASSETS	$6,841,601			$6,654,495
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$597,665	$593	0.20%	$587,030	$419	0.14%
Money market accounts	1,281,519	1,668	0.26%	1,087,964	660	0.12%
Savings	657,155	159	0.05%	592,350	139	0.05%
Time deposits	644,543	795	0.25%	747,366	1,261	0.34%
Total interest-bearing deposits	3,180,882	3,215	0.20%	3,014,710	2,479	0.17%
Other borrowings	394,385	1,478	0.76%	646,093	984	0.31%
Federal funds purchased	1,271	14	2.32%	—	—	0.00%
Subordinated notes and debentures	110,570	3,294	6.01%	109,945	3,193	5.86%
Total borrowings	506,226	4,786	1.91%	756,038	4,177	1.11%
Total interest-bearing liabilities	$3,687,108	$8,001	0.44%	$3,770,748	$6,656	0.36%
Non-interest-bearing demand deposits	2,256,778			2,005,213
Other liabilities	91,451			70,052
Total stockholders’ equity	806,264			808,482
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,841,601			$6,654,495
Net interest spread(3)			3.61%			3.63%
Net interest income, fully taxable equivalent		$120,836			$115,333
Net interest margin, fully taxable equivalent(2)(4)			3.80%			3.77%
Tax-equivalent adjustment		(473)	0.02%		(519)	0.01%
Net interest income		$120,363			$114,814
Net interest margin(4)			3.78%			3.76%

Net loan accretion impact on margin		$2,859	0.09%		$3,363	0.11%
(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021	2022	2021
Net income and earnings per share excluding significant items
Reported Net Income	$20,283	$22,311	$17,189	$25,306	$28,492	$42,594	$50,290
Significant items:
Impairment charges on assets held for sale and ROU asset	—	—	12,449	1,434	1,943	—	2,547
Tax benefit	—	—	(3,377)	(390)	(530)	—	(695)
Adjusted Net Income	$20,283	$22,311	$26,261	$26,350	$29,905	$42,594	$52,142
Reported Diluted Earnings per Share	$0.54	$0.58	$0.45	$0.66	$0.73	$1.12	$1.29
Significant items:
Impairment charges on assets held for sale and ROU asset	—	—	0.33	0.04	0.05	—	0.07
Tax benefit	—	—	(0.09)	(0.01)	(0.01)	—	(0.02)
Adjusted Diluted Earnings per Share	$0.54	$0.58	$0.69	$0.69	$0.77	$1.12	$1.34

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ratios annualized, where applicable)	2022	2022	2021	2021	2021	2022	2021
Adjusted non-interest expense:
Non-interest expense	$43,773	$44,555	$58,968	$44,180	$42,981	$88,328	$81,823
Less: Significant items
Impairment charges on assets held for sale and ROU asset	—	—	12,449	1,434	1,943	—	2,547
Adjusted non-interest expense	$43,773	$44,555	$46,519	$42,746	$41,038	$88,328	$79,276
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$43,773	$44,555	$46,519	$42,746	$41,038	$88,328	$79,276
Less: Amortization of intangible assets	1,868	1,596	1,738	1,738	1,848	3,464	3,597
Adjusted non-interest expense excluding amortization of intangible assets	$41,905	$42,959	$44,781	$41,008	$39,190	$84,864	$75,679
Pre-tax pre-provision net income:
Pre-tax income	$26,107	$28,612	$23,067	$33,808	$38,164	$54,719	$67,337
Add: Provision/(recapture) for loan and lease losses	5,908	4,995	(1,293)	352	(1,969)	10,903	2,398
Pre-tax pre-provision net income	$32,015	$33,607	$21,774	$34,160	$36,195	$65,622	$69,735
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$32,015	$33,607	$21,774	$34,160	$36,195	$65,622	$69,735
Impairment charges on assets held for sale and ROU asset	—	—	12,449	1,434	1,943	—	2,547
Adjusted pre-tax pre-provision net income	$32,015	$33,607	$34,223	$35,594	$38,138	$65,622	$72,282
Tax equivalent net interest income
Net interest income	$61,627	$58,736	$61,728	$59,845	$58,174	$120,363	$114,814
Add: Tax-equivalent adjustment	237	236	256	264	269	473	519
Net interest income, fully taxable equivalent	$61,864	$58,972	$61,984	$60,109	$58,443	$120,836	$115,333
Total revenue:
Net interest income	$61,627	$58,736	$61,728	$59,845	$58,174	$120,363	$114,814
Add: Non-interest income	14,161	19,426	19,014	18,495	21,002	33,587	36,744
Total revenue	$75,788	$78,162	$80,742	$78,340	$79,176	$153,950	$151,558
Tangible common stockholders' equity:
Total stockholders' equity	$765,161	$788,671	$836,382	$824,418	$817,073	$765,161	$817,073
Less: Preferred stock	—	—	10,438	10,438	10,438	—	10,438
Less: Goodwill and other intangibles	162,094	163,962	165,558	167,296	169,034	162,094	169,034
Tangible common stockholders' equity	$603,067	$624,709	$660,386	$646,684	$637,601	$603,067	$637,601
Tangible assets:
Total assets	$7,131,717	$6,834,636	$6,696,172	$6,704,451	$6,540,602	$7,131,717	$6,540,602
Less: Goodwill and other intangibles	162,094	163,962	165,558	167,296	169,034	162,094	169,034
Tangible assets	$6,969,623	$6,670,674	$6,530,614	$6,537,155	$6,371,568	$6,969,623	$6,371,568
Average tangible common stockholders' equity:
Average total stockholders' equity	$780,652	$832,161	$838,975	$823,754	$810,490	$806,264	$808,482
Less: Average preferred stock	—	9,974	10,438	10,438	10,438	4,959	10,438
Less: Average goodwill and other intangibles	163,068	164,837	166,396	168,140	169,906	163,948	170,845
Average tangible common stockholders' equity	$617,584	$657,350	$662,141	$645,176	$630,146	$637,357	$627,199
Average tangible assets:
Average total assets	$6,975,725	$6,705,986	$6,699,069	$6,560,868	$6,720,492	$6,841,601	$6,654,495
Less: Average goodwill and other intangibles	163,068	164,837	166,396	168,140	169,906	163,948	170,845
Average tangible assets	$6,812,657	$6,541,149	$6,532,673	$6,392,728	$6,550,586	$6,677,653	$6,483,650
Tangible net income available to common stockholders:
Net income available to common stockholders	$20,283	$22,115	$16,993	$25,110	$28,297	$42,398	$49,899
Add: After-tax intangible asset amortization	1,361	1,163	1,266	1,265	1,344	2,524	2,616
Tangible net income available to common stockholders	$21,644	$23,278	$18,259	$26,375	$29,641	$44,922	$52,515
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$21,644	$23,278	$18,259	$26,375	$29,641	$44,922	$52,515
Impairment charges on assets held for sale and ROU asset	—	—	12,449	1,434	1,943	—	2,547
Tax benefit on significant items	—	—	(3,377)	(390)	(530)	—	(695)
Adjusted tangible net income available to common stockholders	$21,644	$23,278	$27,331	$27,419	$31,054	$44,922	$54,367

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$32,015	$33,607	$21,774	$34,160	$36,195	$65,622	$69,735
Average total assets	6,975,725	6,705,986	6,699,069	6,560,868	6,720,492	6,841,601	6,654,495
Pre-tax pre-provision return on average assets	1.84%	2.03%	1.29%	2.07%	2.16%	1.93%	2.11%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$32,015	$33,607	$34,223	$35,594	$38,138	$65,622	$72,282
Average total assets	6,975,725	6,705,986	6,699,069	6,560,868	6,720,492	6,841,601	6,654,495
Adjusted pre-tax pre-provision return on average assets	1.84%	2.03%	2.03%	2.15%	2.28%	1.93%	2.19%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$61,864	$58,972	$61,984	$60,109	$58,443	$120,836	$115,333
Total average interest-earning assets	6,573,878	6,253,889	6,189,762	6,076,065	6,231,616	6,414,768	6,165,033
Net interest margin, fully taxable equivalent	3.77%	3.82%	3.97%	3.92%	3.76%	3.80%	3.77%
Non-interest income to total revenues:
Non-interest income	$14,161	$19,426	$19,014	$18,495	$21,002	$33,587	$36,744
Total revenues	75,788	78,162	80,742	78,340	79,176	153,950	151,558
Non-interest income to total revenues	18.69%	24.85%	23.55%	23.61%	26.53%	21.82%	24.24%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$43,773	$44,555	$46,519	$42,746	$41,038	$88,328	$79,276
Average total assets	6,975,725	6,705,986	6,699,069	6,560,868	6,720,492	6,841,601	6,654,495
Adjusted non-interest expense to average assets	2.52%	2.69%	2.76%	2.58%	2.45%	2.60%	2.40%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$41,905	$42,959	$44,781	$41,008	$39,190	$84,864	$75,679
Total revenues	75,788	78,162	80,742	78,340	79,176	153,950	151,558
Adjusted efficiency ratio	55.29%	54.96%	55.46%	52.35%	49.50%	55.12%	49.93%
Adjusted return on average assets:
Adjusted net income	$20,283	$22,311	$26,261	$26,350	$29,905	$42,594	$52,142
Average total assets	6,975,725	6,705,986	6,699,069	6,560,868	6,720,492	6,841,601	6,654,495
Adjusted return on average assets	1.17%	1.35%	1.56%	1.59%	1.78%	1.26%	1.58%
Adjusted return on average stockholders' equity:
Adjusted net income	$20,283	$22,311	$26,261	$26,350	$29,905	$42,594	$52,142
Average stockholders' equity	780,652	832,161	838,975	823,754	810,490	806,264	808,482
Adjusted return on average stockholders' equity	10.42%	10.87%	12.42%	12.69%	14.80%	10.65%	13.01%
Tangible common equity to tangible assets:
Tangible common equity	$603,067	$624,709	$660,386	$646,684	$637,601	$603,067	$637,601
Tangible assets	6,969,623	6,670,674	6,530,614	6,537,155	6,371,568	6,969,623	6,371,568
Tangible common equity to tangible assets	8.65%	9.36%	10.11%	9.89%	10.01%	8.65%	10.01%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$21,644	$23,278	$18,259	$26,375	$29,641	$44,922	$52,515
Average tangible common stockholders' equity	617,584	657,350	662,141	645,176	630,146	637,357	627,199
Return on average tangible common stockholders' equity	14.06%	14.36%	10.94%	16.22%	18.87%	14.21%	16.88%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$21,644	$23,278	$27,331	$27,419	$31,054	$44,922	$54,367
Average tangible common stockholders' equity	617,584	657,350	662,141	645,176	630,146	637,357	627,199
Adjusted return on average tangible common stockholders' equity	14.06%	14.36%	16.38%	16.86%	19.77%	14.21%	17.48%
Tangible book value per share:
Tangible common equity	$603,067	$624,709	$660,386	$646,684	$637,601	$603,067	$637,601
Common shares outstanding	37,669,102	37,811,582	37,713,903	37,690,087	38,094,972	37,669,102	38,094,972
Tangible book value per share	$16.01	$16.52	$17.51	$17.16	$16.74	$16.01	$16.74